EXHIBIT 12.2

NTL COMMUNICATIONS CORP.

                                       SIX MONTHS                       YEAR ENDED DECEMBER 31
                                     ENDED JUNE 30,          ---------------------------------------------
                                          2000                   1999            1998            1997
                                     --------------          -------------   -------------   -------------
Fixed charges:
  Interest..................    $            401,900,000     $ 719,800,000   $ 356,600,000   $ 209,400,000
  Amortization of debt
    expense.................                  12,000,000        16,900,000      10,200,000       7,800,000
  Interest portion of rental
    expense.................                   5,600,000         9,200,000       9,800,000       6,000,000
                                ------------------------     -------------   -------------   -------------
  Fixed charges.............                 419,500,000       745,900,000     376,600,000     223,200,000
  Preferred stock dividend
    requirement.............                          --        13,100,000      18,700,000      12,000,000
                                ------------------------     -------------   -------------   -------------
Combined fixed charges and
  preferred stock
  dividend..................    $            419,500,000     $ 759,000,000   $ 395,300,000   $ 235,200,000
                                ========================     =============   =============   =============
Earnings:
  (Loss) from operations....    $           (766,600,000)    $(741,900,000)  $(507,300,000)  $(344,100,000)
  Fixed charges.............                 419,500,000       745,900,000     376,600,000     223,200,000
  Less: Capitalized
    interest................                 (32,300,000)      (41,800,000)    (27,700,000)     (6,800,000)
                                ------------------------     -------------   -------------   -------------
                                $           (379,400,000)    $ (37,800,000)  $(158,400,000)  $(127,700,000)
                                ========================     =============   =============   =============
Ratio of Earnings to Fixed
  Charges(1)................                          --                --              --              --

                                 YEAR ENDED DECEMBER 31
                              -----------------------------
                                  1996            1995
                              -------------   -------------
Fixed charges:
  Interest..................  $ 147,300,000   $  40,600,000
  Amortization of debt
    expense.................      8,900,000       1,400,000
  Interest portion of rental
    expense.................      5,000,000         600,000
                              -------------   -------------
  Fixed charges.............    161,200,000      42,600,000
  Preferred stock dividend
    requirement.............             --              --
                              -------------   -------------
Combined fixed charges and
  preferred stock
  dividend..................  $161,2000,000   $  42,600,000
                              =============   =============
Earnings:
  (Loss) from operations....  $(258,600,000)  $(100,200,000)
  Fixed charges.............    161,200,000      42,600,000
  Less: Capitalized
    interest................    (10,300,000)    (12,200,000)
                              -------------   -------------
                              $(107,700,000)  $ (69,800,000)
                              =============   =============
Ratio of Earnings to Fixed
  Charges(1)................             --              --


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The ratio of earnings to fixed charges and combined fixed charges and preferred stock dividends is not meaningful for the periods that result in a deficit.


(1) For the six months ended June 30, 2000 and for the years ended December 31, 1999, 1998, 1997, 1996 and 1995, the deficit of earnings to fixed charges was $798,900,000, $783,700,000, $535,000,000, $350,900,000, $268,900,000 and
    $112,400,000, respectively. For the years ended December 31, 1999, 1998 and 1997, the deficit of earnings to combined fixed charges and preferred stock dividends was $796,800,000, $553,700,000 and $362,900,000, respectively.